Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (2001 Officer, Director, Employee, Consultant and Advisor Stock Compensation Plan) of Heartland Oil and Gas Corp. (formerly Adriatic Holdings Limited) of our report dated March 7, 2002 accompanying the financial statements of Heartland Oil and Gas Corp. (formerly Adriatic Holdings Limited) for the years ended December 31, 2001 and 2000 and the period from inception (July 9, 1998) to December 31, 2001 which is part of the Annual Report on Form 10-KSB.

Denver, Colorado
April 7, 2003